Exhibit 23.1

Consent of Independent Auditors

We consent to the use in this Registration Statement on Form 10 of 3D Pioneer Systems, Inc. of our report dated January 21, 2021, relating to financial statements of 3D Pioneer Systems, Inc., appearing in this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Pinnacle Accountancy Group of Utah
Pinnacle Accountancy Group of Utah

Farmington, Utah
January 21, 2021